Exhibit 10.3

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of October 2, 2012, is entered into by and between Fuelstream, Inc., a Delaware corporation, (the "Company"), having its address at 510 Shotgun Road Suite 110, Sunrise, FL 33326, and Peak One Opportunity Fund, L.P., a Delaware limited partnership (the "Buyer"), having its address at 100 South Pointe Drive, Suite 2807, Miami Beach, FL 33139.

WITNESSETH:

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

WHEREAS, the Buyer wishes to purchase from the Company, and the Company wishes to sell the Buyer, upon the terms and subject to the conditions of this Agreement, securities consisting of (i) the Company's three Convertible Debentures due three years from the respective dates of issuance (the "Debentures"), each of which are in the form of Exhibit A hereto, which will be convertible into shares of the Company's Common Stock, par value $0.0001 per share (the "Common Stock"), in the aggregate principal amount of up to Four Hundred Seventy Thousand and 00/100 Dollars ($470,000), and (ii) shares of Common Stock that are currently restricted with a value of up to Forty Seven Thousand and 00/100 Dollars ($47,000) (the "Restricted Stock"), for an aggregate purchase price of up to Four Hundred Twenty Three Thousand and 00/100 Dollars ($423,000), all upon the terms and subject to the conditions of this Agreement, the Debentures, and other related documents;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS; AGREEMENT TO PURCHASE.

a.     Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

(i)     "Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

(ii)     "Certificates" means the relevant Debentures duly executed on behalf of the Company and issued in the name of the respective Buyer.

(iii)     "Closing Date" means the date on which one of the three Closings are held, which include the Signing Closing Date, the Filing Closing Date, and the Effective Closing Date.

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(iv)      "Common Stock" shall have the meaning ascribed to such term in the Preamble.

(v)     "Conversion Price" means (x) sixty percent (60%) in the case of the Signing Debenture or Filing Debenture, or (y) seventy-five (75%) percent in the case of the Effective Debenture, of the lowest closing bid price per share (as reported by Bloomberg LP) of Common Stock for the twenty (20) trading days immediately preceding the date of conversion (subject to equitable adjustments resulting from any stock splits, stock dividends, recapitalizations or similar events occurring during such 20-day period) of the Debentures.

(vi)      "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Debentures.

(vii)      "Dollars" or "$" means United States Dollars.

(viii)     "Effective Date" means the date that the Registration Statement registering the Shares pursuant to the Registration Rights Agreement is declared effective by the Securities and Exchange Commission (the "SEC"). If more than one Registration Rights Agreement is required to register all of the Shares under the Registration Rights Agreement, then it is the date that the SEC declares the last Registration Statement effective.

(ix)    "Effective Debenture" means the third of three Debentures, in the principal amount of up to $250,000, subject to the condition described in Section 6(c), which is issued by the Company to the Buyer on the Effective Closing Date.

(x)     "Effective Closing Date" shall have the meaning ascribed to such term in Section 6(c).

(xi)      "Escrow Agreement" shall have the meaning ascribed to such term in Section 3(d).

(xii)     "Filing Debenture" means the second of three Debentures, in the principal amount of $100,000, which is issued by the Company to the Buyer at the Filing Closing Date.

(xiii)     "Filing Closing Date" shall have the meaning ascribed to such term in Section 6(b).

(xiv)      "Material Adverse Effect" means a material adverse effect on the business, operations or condition (financial or otherwise), prospects or results of operation of the Company and its Subsidiaries taken as a whole, irrespective of any finding of fault, magnitude of liability (or lack of financial liability) or purported lack of materiality (it being understood that the mere finding of any such violation is in itself material and adverse). Without limiting the generality of the foregoing, the occurrence of any of the following shall be considered a Material Adverse Effect: (i) the threat or commencement of material litigation in which the Company or any Subsidiary is, or has reason to believe it will be, named as a defendant (including in any event products liability claims against the Company or its Subsidiaries), (ii) the suspension or withdrawal of any governmental authority or permit pertaining to any of the Company's or any Subsidiary's products or services, (iii) the loss of any material insurance coverage (including, in

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any case, comprehensive general liability coverage, products liability coverage or directors and officers coverage, in each case an in effect at the time of execution and delivery of this Agreement), (iv) the taking of any adverse action by any Person affecting the Common Stock (including, without limitation, (1) the commencement of any regulatory investigation of which the Company is aware, the suspension of trading of the Common Stock by the Financial Industry Regulation Authority ("FINRA"), the SEC, or the OTC Bulletin Board ("OTCBB"), the failure of the Common Stock to be DTC eligible or the placing of the Common Stock on the DTC "chill list" or (2) the engaging in any market manipulation or other unlawful or improper trading or other activity by any Affiliate), (v) the Company's independent registered accounts shall resign under circumstances where a disagreement exists between the Company, (vi) the Company shall fail to timely file any disclosure document as required by applicable federal or state securities laws and regulations or by the rules and regulations of any exchange, trading market or quotation system to which the Company or the Common Stock is subject, or (vii) Russell Adler, or any other key director, officer or employee of the Company, shall, for any reason (including, without limitation, termination, resignation, retirement, death or disability) cease to act on behalf of the Company in the same role and to the same extent as his or her involvement as of the date of execution and delivery of this Agreement.

(xv)     "Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

(xvi)     "Purchase Price" means the price that the Buyer pays for the Debentures and Restricted Stock at each respective Closing, which includes the Signing Purchase Price, the Filing Purchase Price, and the Effective Purchase Price, as such are defined in Sections 6(a), 6(b), and 6(c), respectively.

(xvii)  "Registration Rights Agreement" shall have the meaning ascribed to such term in Section 3(d).

(xviii) "Restricted Stock" shall have the meaning ascribed to such term in the Preamble.

(xix)    "Securities" means the Debentures and the Shares.

(xx)     "Shares" means the Conversion Shares and the Restricted Stock.

(xxi)    "Share Calculation Price" shall have the meaning ascribed to such term in Section 6(a).

(xxii)   "Signing Debenture" means the first of three Debentures, in the principal amount of $120,000, which is issued by the Company to the Buyer at the Signing Closing Date.

(xxiii) "Signing Closing Date" shall have the meaning ascribed to such term in Section 6(a).

(xxiv)  "Subsidiary" shall have the meaning ascribed to such term in Section 3(b).

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(xxv)        "Transaction Documents" means, collectively, this Agreement, the Debentures, the Registration Rights Agreement, the Escrow Agreement, the Transfer Agent Instruction Letter, and the other agreements, documents and instruments contemplated hereby or thereby.

(xxvi)       "Transfer Agent" shall have the meaning ascribed to such term in Section 4(a).

(xxvii)      "Transfer Agent Instruction Letter" shall have the meaning ascribed to such term in Section 5(a).

b.     Purchase and Sale of Debentures and Restricted Stock.

(i)     The Buyer agrees to Purchase from the Company, and the Company agrees to sell to the Buyer, the Debentures and Restricted Stock on the terms and conditions set forth below in this Agreement and the other Transaction Documents.

(ii)     Subject to the terms and conditions of this Agreement and the other Transaction Documents the Buyer will purchase the Debentures and the Restricted Stock at certain closings (each, a "Closing") to be held on certain respective Closing Dates.

2. BUYER'S REPRESENTATIONS, WARRANTIES, ETC.

The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

a.     Without limiting the Buyer's right to sell the Shares pursuant to the Registration Statement, the Buyer is purchasing the Restricted Stock and Debentures, and will be acquiring the Conversion Shares, for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

b.        Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

c.    All subsequent offers and sales of the Securities by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration and compliance with applicable states' securities laws.

d.      Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the

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Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

e.      Buyer and its advisors have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer. Buyer and its advisors have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, Buyer has also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and (2) Quarterly Reports on Form 10- Q for the fiscal quarters ended March 31, 2012 and June 30, 2012 (collectively, the "SEC Documents").

f.       Buyer understands that its investment in the Securities involves a high degree of risk, including the risk of loss of the Buyer's entire investment.

g.      Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

h.      Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. This Agreement and the other Transaction Documents have been duly and validly authorized, executed and delivered on behalf of the Buyer and create a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

i.        The state in which any offer to purchase shares hereunder was made to or accepted by Buyer is the state shown as the Buyer's address contained herein.

j.       Buyer has no obligation and has made no undertaking to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, or for which the Company could become liable or obligated.

3. COMPANY REPRESENTATIONS AND WARRANTIES, ETC. The Company represents and warrants to the Buyer that:

a.      Concerning the Debentures and the Shares. There are no preemptive rights of any stockholder of the Company to acquire the Debentures or the Shares.

b.      Organization; Subsidiaries; Reporting Company Status. Attached hereto as Schedule 3(b) is an organizational chart describing the Company's majority-owned subsidiaries (the "Subsidiaries") and the relationships among the Company and such Subsidiaries, including as to each Subsidiary its jurisdiction of organization and the percentage of ownership held by the Company, and the parent company of the Company, including the percentage of ownership of the Company held by it. The Company and each Subsidiary is a

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corporation or other form of businesses entity duly organized, validly existing and in good standing under the laws its respective jurisdiction of organization, and each of them has the requisite corporate or other power to own its properties and to carry on its business as now being conducted. The Company and each Subsidiary is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. The Common Stock is listed and traded on the OTCQB Market of the OTC Markets Group, Inc. (trading symbol: FLST). The Company has received no notice, either oral or written, from FINRA, the SEC, or any other organization, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

c.     Authorized Shares. The following table sets forth all capital stock and derivative securities of the Company that are authorized for issuance and that are issued and outstanding:

Preferred Stock
Authorized	200
Designated
Issued and Outstanding	200

Common Stock
Authorized	50,000,000
Issued and Outstanding	12,921,297

Common Stock
Equivalents
Plan Options	2,670,000

Warrants	0

Convertible Notes	0

TOTAL COMMON STOCK OUTSTANDING (Fully Diluted)	15,591,297

All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares, assuming the prior issuance and exercise, exchange or conversion, as the case may be, of all

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derivative securities authorized, as indicated in the above table. The Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Debentures, the Shares will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. At all times, the Company shall keep available and reserved for issuance to the holders of the Debentures Common Stock duly authorized for issuance against the Debentures.

d.     Registration Rights Agreement; Escrow Agreement. This Agreement, the Registration Rights Agreement, dated as of the date hereof, between the Company and the Buyer, substantially in the form of Exhibit B annexed hereto (the "Registration Rights Agreement"), the Escrow Agreement, dated as of the date hereof, between the Company, the Buyer, and the Escrow Agent (as defined in the Escrow Agreement) substantially in the form of Exhibit C annexed hereto (the "Escrow Agreement"), and the issuance of the Debentures (including without limitation the incurrence of indebtedness thereunder) and Restricted Stock and the other transactions contemplated by the Transaction Documents, have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company. Each of the Transaction Documents, when executed and delivered by the Company, are and will be, valid, legal and binding agreements of the Company, enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

e.      Non-contravention. The execution and delivery of the Transaction Documents, the issuance of the Securities and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, the Escrow Agreement, and the Debentures (including without limitation the incurrence of indebtedness thereunder) do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock, except as herein set forth or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the triggering of any preemptive or anti-dilution rights or rights of first refusal or first offer on the part of holders of the Company's securities, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the Company's listing agreement for its Common Stock (if applicable), except such conflict, breach or default which would not have a Material Adverse Effect.

f.      Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the entering into and performing this Agreement and the other Transaction Documents (including without limitation the issuance and sale of the Securities to the Buyer as contemplated by this Agreement) except such authorizations, approvals and consents that have been obtained, or such authorizations, approvals and consents, the failure of which to obtain would not have a Material Adverse Effect.

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g.     SEC Filings. None of the SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company timely filed all requisite forms, reports and exhibits thereto with the SEC as required. The Company is not aware of any event occurring on or prior to the execution and delivery of this Agreement that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after such time.

h.      Absence of Certain Changes. Since January 1, 2012, when viewed from the perspective of the Company and its Subsidiaries taken as a whole, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries (including, without limitation, a change or development which constitutes, or with the passage of time is reasonably likely to become, a Material Adverse Effect), except as disclosed in the SEC Documents. Since January 1, 2012, except as provided in the SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

i.       Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the SEC Documents) that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a Material Adverse Effect, (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to the Transaction Documents, or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Buyer in the Transaction Documents.

i.       Absence of Litigation. Except as described in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Documents. The Company is not a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could reasonably be expected to have a Material Adverse Effect.

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k.     Absence of Events of Default. No Event of Default (or its equivalent term), as defined in the respective agreement, indenture, mortgage, deed of trust or other instrument, to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such document), has occurred and is continuing, which would have a Material Adverse Effect.

1.     No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the SEC Documents or those incurred in the ordinary course of the Company's business since January 1, 2012, and which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the articles of incorporation, by-laws or any other charter document of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company.

m.     No Integrated Offering. Neither the Company nor any of its affiliates nor any Person acting on its or their behalf has, directly or indirectly, at any time during the six month period immediately prior to the date of this Agreement made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

n.     Dilution. The number of Shares issuable upon conversion of the Debentures may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the market price of the Common Stock declines prior to the conversion of the Debentures. The Company's executive officers and directors have studied and fully understand the nature of the securities being sold hereby and recognize that they have a potential dilutive effect and further that the conversion of the Debentures and/or sale of the Conversion Shares may have an adverse effect on the market price of the Common Stock. The board of directors of the Company has concluded, in its good faith business judgment that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Debentures is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

o.     Regulatory Permits. The Company has all such permits, easements, consents, licenses, franchises and other governmental and regulatory authorizations from all appropriate federal, state, local or other public authorities ("Permits") as are necessary to own and lease its properties and conduct its businesses in all material respects in the manner described in the SEC Documents and as currently being conducted. All such Permits are in full force and effect and the Company has fulfilled and performed all of its material obligations with

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respect to such Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or will result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be disclosed in the Prospectus. Such Permits contain no restrictions that would materially impair the ability of the Company to conduct businesses in the manner consistent with its past practices. The Company has not received notice or otherwise has knowledge of any proceeding or action relating to the revocation or modification of any such Permit.

p.     Hazardous Materials. The Company is in compliance with all applicable Environmental Laws in all respects except where the failure to comply does not have and could not reasonably be expected to have a Material Adverse Effect. For purposes of the foregoing:

"Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, the environment or any Hazardous Material.

"Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

q.     Independent Public Accountants. Morrill & Associates, LLC, who has certified the consolidated financial statements of the Company, including the notes thereto, included in the Company's Annual Report on Forms 10-K for the year ended December 31, 2011, is an independent registered public accounting firm with respect to the Company, as required by the 1933 Act, the 1934 Act and the rules and regulations promulgated thereunder.

r.      Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management's general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

s.      Brokers. No Person (other than the Buyer and its principals, employees and agents) is entitled to receive any consideration from the Company or the Buyer arising from any finder's agreement, brokerage agreement or other agreement to which the Company is a party.

4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a.     Transfer Restrictions. The parties acknowledge and agree that (1) the Debentures have not been and are not being registered under the provisions of the 1933 Act and,

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except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder, (3) at the request of any Buyer, the Company shall, from time to time, within two (2) business days of such request, at the sole cost and expense of the Company, either (i) deliver to its transfer agent and registrar for the Common Stock (the "Transfer Agent") a written letter instructing and authorizing the Transfer Agent to process transfers of the Shares at such time as the Buyer has held the Securities for the minimum holding period permitted under Rule 144 (currently, six (6) months), subject to the Buyer's providing to the Transfer Agent certain customary representations contemporaneously with any requested transfer, or (ii) in the Buyer's option or if the Transfer Agent requires further confirmation of the availability of an exemption from registration, furnish to the Buyer an opinion of the Company's counsel in favor of the Buyer and the Transfer Agent, reasonably satisfactory in form, scope and substance to the Buyer and the Transfer Agent, to the effect that a contemporaneously requested transfer of shares does not require registration under the 1933 Act, pursuant to the 1933 Act, Rule 144 or other regulations promulgated under the 1933 Act and (4) neither the Company nor any other Person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

b.     Restrictive Legend. The Buyer acknowledge and agree that the Debentures, and, until such time as the Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

c.      Registration Rights Agreement. The parties hereto agree to enter into the Registration Rights Agreement concurrently with the execution and delivery of this Agreement.

d.     Escrow Agreement. The parties hereto agree to enter into the Escrow Agreement concurrently with the execution and delivery of this Agreement.

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e.    Securities Filings. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Buyer required under any United States laws and regulations applicable to the Company (including without limitation state "blue sky" laws), or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

f.    Reporting Status; Public Trading Market; DTC Eligibility. So long as the Buyer beneficially owns any Securities and any Shares are outstanding, (i) the Company shall timely file, prior to or on the date when due, all reports that would be required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act if the Company had securities registered under Section 12(b) or 12(g) of the 1934 Act, (ii) the Company shall not be operated as, or report, to the SEC or any other Person, that the Company is a "shell company" or indicate to the contrary to the SEC or any other Person, (iii) the Company shall take all other action under its control necessary to ensure the availability of Rule 144 under the 1933 Act for the sale of Shares by the Buyer. Except as otherwise set forth in Transaction Documents, the Company shall take all action under its control necessary to obtain and to continue the listing and trading of its Common Stock (including, without limitation, all Registrable Securities) on the OTC Markets, Inc. ("OTCM") at the mid-tier ("OTCQB") or top-tier ("OTCQX"), and will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). If, so long as the Buyer beneficially owns any of the Securities, the Company receives any written notice from the OTCM, FINRA, NASD or the SEC with respect to either any alleged deficiency in the Company's compliance with applicable rules and regulations (including without limitation any comments from the SEC on any of the Company's documents filed (or the failure to have made any such filing) under the 1933 Act or the 1934 Act) (each, a "Regulatory Notice"), then the Company shall promptly, and in any event within two business days, provide copies of the Regulatory Notice to the Buyer, and shall promptly, and in any event within five (5) business days of receipt the Regulatory Notice (a "Regulatory Response"), respond in writing to the OTCM, NASD and/or SEC (as the case may be), setting forth the Company's explanation and/or response to the issues raised in the Regulatory Notice, with a view towards maintaining and/or regaining full compliance with the applicable rules and regulations of the OTCM, NASD and/or SEC and maintaining or regaining good standing of the Company with the OTCM, NASD and/or SEC, as the case may be, the intent being to ensure that the Company maintain its reporting company status with the SEC and that its Common Stock be and remain available for trading on the OTCQB or OTCQX (for the avoidance of doubt, excluding the bottom-tier OTC Pink (or, "pink sheets"). Further, at all times when any portion of the Debentures are outstanding or any Restricted Stock is owned by the Buyer, the Common Stock shall be eligible for clearing through the Depository Trust Company ("DTC") via the DTC's "DWAC" system, and the Common Stock shall not be subject to any DTC "chill" designation or similar restriction on the clearing of the Common Stock through DTC.

g.    Use of Proceeds. The Company will use the proceeds from the sale of the Debentures and Restricted Stock (excluding amounts paid by the Company for legal fees in connection with the sale of the Debentures) for working capital purposes. Absent the prior written approval of a majority of the principal amount of the Debentures then outstanding, the Company shall not use any portion of the proceeds of the sale of the Debentures and Restricted Stock to (i) repay any indebtedness or other obligation of the Company incurred prior to the date

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of this Agreement outside the normal course of business, (ii) pay any dividends or redemption amount on any of the Company's equity or equity equivalents or (iii) pay deferred compensation or any compensation to any of the directors or officers of the Company in excess of the rate or amount paid or accrued during the fiscal year ended December 31, 2011, other than modest increases consistent with prior practice that are approved by the Company's Board of Directors.

h.      Available Shares. Commencing on the date of execution and delivery of this Agreement, the Company shall have and maintain authorized and reserved for issuance, free from preemptive rights, that number of shares equal to three hundred percent (300%) of the number of shares of Common Stock (1) issuable based upon the Conversion Price of the then- outstanding Debentures (including accrued interest thereon) as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Debenture and (2) issuable to the Buyer on future Closing Dates, based upon the lowest closing bid price per share of the Common Stock on the date before the most recent Closing Date (as reported by Bloomberg LP). Additionally, commencing on the date of execution and delivery of this Agreement, the Company shall seek to implement a reverse stock split if the closing bid price of the Common Stock shall be less than ten cents ($0.10) for twenty (20) consecutive trading days, in a ratio intended to increase the trading price of the Common Stock to a level above ten cents ($0.10) per share. The Company shall monitor its compliance with the foregoing requirements on an ongoing basis. If at any time the Company does not have available an amount of authorized and non-issued Shares required to be reserved and/or the closing bid price is below the threshold stated above, then the Company shall, without notice or demand by the Buyer, call within thirty (30) days of such occurrence and hold within sixty (60) days of such occurrence a special meeting of shareholders, for the sole purpose of increasing the number of shares authorized and/or implementing a reverse split, as the case may be. Management of the Company shall recommend to shareholders to vote in favor of increasing the number of Common Stock authorized and/or implementing the reverse split at the meeting. Members of the Company's Management shall also vote all of their own shares in favor of increasing the number of Common Stock authorized and/or implementing the reverse split at the meeting. If the increase in authorized shares and/or implementation of a reverse split is approved by the stockholders at the meeting, the Company shall implement the increase in authorized shares within one (1) business day following approval at such meeting and/or shall implement the reverse split within ten (10) business days following approval at such meeting. Alternatively, to the extent permitted by applicable law, in lieu of calling and holding a meeting as described above, the Company may, within thirty (30) days of the date when the Company does not have available an amount of authorized and non-issued Shares required to be reserved as described above, or the closing bid price is below the threshold stated above, procure the written consent of stockholders to increase the number of shares authorized, and provide the stockholders with notice thereof as may be required under applicable law (including without limitation Section 14(c) of the 1934 Act and Regulation 14C thereunder). Upon obtaining stockholder approval as aforesaid, the Company shall cause the appropriate increase in its authorized shares of Common Stock within one (1) business day and/or implement the reverse split within ten (10) business days (or as soon thereafter as permitted by applicable law).

i.       Reimbursement. If (i) Buyer, other than by reason of its gross negligence, willful misconduct or breach of law, becomes a party defendant in any capacity in any action or proceeding brought by any stockholder of the Company, in connection with or as a result of the

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consummation of the transactions contemplated by the Transaction Documents, or if the Buyer is impleaded in any such action, proceeding or investigation by any Person, or (ii) any Buyer, other than by reason of its gross negligence, willful misconduct or breach of law, becomes a party defendant in any capacity in any action or proceeding brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if the Buyer is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company will reimburse the Buyer for its reasonable legal and other expenses (including the cost of any investigation and 'preparation) incurred in connection therewith. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of the Buyer who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling Persons (if any), as the case may be, of the Buyer and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyer and any such Affiliate and any such Person. Except as otherwise set forth in the Transaction Documents, the Company also agrees that neither any Buyer nor any such Affiliate, partners, directors, agents, employees or controlling Persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of the Buyer or from a breach of the representations, covenants and conditions contained herein or from a breach of law.

j.       No New Indebtedness or Liens. So long as any of the Debentures remain outstanding, the Company shall not, absent the prior written consent of the Buyer and (if any person other than the Buyer then holds any portion of the Debenture), the holders of all Debentures then outstanding, enter into, create, incur, assume or suffer to exist any indebtedness or liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom that is senior to, or pari passu with, in any respect, the Company's obligations under the Debentures, other than purchase money security interests granted to suppliers to the Company and any of the foregoing that are made in the ordinary course of business of the Company and its Subsidiaries.

k.    No Payments to Affiliates or Related Parties. So long as any of the Debentures remain outstanding, the Company shall not, absent the prior written consent of the holders of all Debentures then outstanding, make any payments to any of the Company's or the Subsidiaries' respective affiliates or related parties, including without limitation payments or prepayments of principal or interest accrued on any indebtedness or obligation in favor of affiliates or related parties.

1.   Notice of Material Adverse Effect. The Company shall notify the Buyer (and any subsequent holder of the Debentures), as soon as practicable and in no event later than five (5) business days of the Company's knowledge of any Material Adverse Effect on the Company. For purposes of the foregoing, "knowledge" means the earlier of the Company's actual knowledge or the Company's constructive knowledge upon due inquiry.

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5. TRANSFER AGENT INSTRUCTIONS.

a.      The Company shall at all times while any Debentures are outstanding engage a Transfer Agent. As of the date of this Agreement, the Transfer Agent is Colonial Stock Transfer Company, Inc. Within two (2) business days after the Signing Closing Date and each subsequent Closing Date, the Company will irrevocably instruct its Transfer Agent in writing using the letter substantially in the form of Exhibit D annexed hereto, executed by both the Company and the Buyer on each Closing Date (the "Transfer Agent Instruction Letter"), to (i) reserve that number of shares of Common Stock as is required under Section 4(h) hereof, and (ii) issue Common Stock from time to time upon conversion of the Debentures in such amounts as specified from time to time by the Company to the Transfer Agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its permitted assigns and in such denominations to be specified by the Buyer in connection with each conversion of the Debentures. Periodically, if and to the extent necessary to increase the number of reserved shares to remain at three hundred percent (300%) of the Conversion Amount (as defined in the Debenture) to account for any decrease in the market price of the Common Stock, the Company shall notify the Transfer Agent in writing of the reservation of such additional shares. The Company shall provide the Buyer with a copy of such written instructions to the Company's Transfer Agent simultaneously with the issuance of such instructions to the Transfer Agent. The Company warrants that if the Buyer is not in breach of the representations and warranties contained in this Agreement, no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Converted Shares under the 1933 Act will be given by the Company to the Transfer Agent and that the Converted Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section 5(a) shall affect in any way the Buyer' obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If any Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares, instruct the Company's Transfer Agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

b.      (i) The Company will permit the Buyer to exercise their rights to convert the Debentures by telecopying or delivering an executed and completed Notice of Conversion to the Company. The Company will within two (2) business days respond with its endorsement so as to confirm the outstanding principal amount of any Debenture submitted for conversion or shall reconcile any difference with the Buyer promptly after receiving such Notice of Conversion.

(ii) The term "Conversion Date" means, with respect to any conversion elected by the holder of the Debentures, the date specified in the Notice of Conversion, provided the copy of the Notice of Conversion is given either via mail or facsimile to or otherwise delivered to the Company in accordance with the provisions hereof so that it is received by the Company on or before such specified date.

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(iii) The Company will transmit the certificates representing the Converted Shares issuable upon conversion of any Debentures (together, unless otherwise instructed by the Buyer, with Debentures not being so converted) to the Buyer at the address specified in the Notice of Conversion (which may be the Buyer's address for notices as contemplated by Section 12 hereof or a different address) via express courier, by electronic transfer or otherwise, within five (5) business days if the address for delivery is in the United States and within seven (7) business days if the address for delivery is outside the United States (such fifth business day or seventh business day, as the case may be, the "Delivery Date") after (A) the business day on which the Company has received the Notice of Conversion (by facsimile or other delivery) or (B) the date on which payment of interest and principal on the Debentures, which the Company has elected to pay by the issuance of Common Stock, as contemplated by the Debentures, was due, as the case may be.

c.       From and after the date on which the Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the failure to issue unrestricted, freely tradable Conversion Shares to the Buyer upon Conversion shall be considered an Event of Default, which if not cured after ten (10) days, shall entitle the Buyer(s) whose Debentures are being converted to demand that the Debentures held by the Buyer(s) be immediately redeemed in full by a cash payment equal to one hundred forty percent (140%) of the aggregate of the unpaid principal amount of and accrued interest on such Debentures (whether or not the terms of such Debentures expressly permit the redemption thereof). The Company acknowledges that its failure to honor a Notice of Conversion shall cause definable financial hardship on the Buyer(s).

d.      The Company shall inform the Transfer Agent of the reservation of shares contemplated by Section 4(g) and this Section 5, and shall keep current in its payment obligations to the Transfer Agent such that the Transfer Agent will continue to process share transfers and the initial issuance of shares of Common Stock upon the conversion of Debentures. The Company hereby authorizes the Transfer Agent to correspond and otherwise communicate with the Buyer or their representatives in connection with the foregoing and other matters related to the Common Stock. Further, the Company hereby authorizes the Buyer or its representative to provide instructions to the Transfer Agent that are consistent with the foregoing and instructs the Transfer Agent to honor any such instructions. Should the Company fail for any reason to keep current in its payment obligations to the Transfer Agent, the Buyer may pay such amounts as are necessary to return the Company to good standing with the Transfer Agent, and all amounts so paid shall be promptly reimbursed by the Company. If not so reimbursed within thirty (30) days, such amounts shall, at the option of the Buyer and without prior notice to or consent of the Company, be added to the principal amount due under the Debenture(s) held by the Buyer, whereupon interest will begin to accrue on such amounts at the rate specified in the Debentures.

e.      The Buyer shall be entitled to exercise its conversion privilege with respect to the Debentures notwithstanding the commencement of any case under 11 U.S.C. §101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of the Buyer's conversion privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of the conversion of the Debentures. The Company agrees, without cost or expense to the Buyer, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. §362.

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6. CLOSINGS.

a.      Promptly upon the execution and delivery of this Agreement, the Registration Rights Agreement, the Escrow Agreement, and the Signing Debenture (the "Signing Closing Date"), (A) the Company shall deliver to the Buyer the following: (i) Restricted Stock in a number equal to $12,000 divided by (x) the closing bid price per share of the Common Stock on the Signing Closing Date (as reported by Bloomberg LP), or (y) the average closing bid price per share of the Common Stock on the five days before the Signing Closing Date (as reported by Bloomberg LP), whichever is lower (the "Share Calculation Price") (or, alternatively, an irrevocable letter of instructions to the Transfer Agent providing for the issuance to the Buyer of such shares of Restricted Stock, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company); (ii) the Signing Debenture; (iii) the Company Legal Opinion; (iv) the Transfer Agent Instruction Letter; (v) duly executed counterparts of the Transaction Documents; (vi) an officer's certificate of the Company confirming the accuracy of the Company's representations and warranties contained herein; and (vii) any fees and shares of Common Stock due under Section 13 of this Agreement; and (B) the Buyer shall deliver to the Company the following: (i) $108,000 (the "Signing Purchase Price") and (ii) duly executed counterparts of the Transaction Documents (as applicable).

b.      Within ten (10) business days following the Company's filing of the Registration Statement registering the Shares, pursuant to the Registration Rights Agreement (the "Filing Closing Date"), (A) the Company shall deliver to the Buyer the following: (i) Restricted Stock in a number equal to $10,000 divided by the Share Calculation Price (or, alternatively, an irrevocable letter of instructions to the Transfer Agent providing for the issuance to the Buyer of such shares of Restricted Stock, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company); (ii) the Filing Debenture; (iii) the Company Legal Opinion, provided that a Company Legal Opinion need not be delivered at the Filing Closing Date if the Company has previously delivered to the Buyer a "blanket" legal opinion covering the Restricted Stock and Debentures to be issued at the Filing Closing Date and the Company has not been notified by its counsel that such opinion has been withdrawn or modified; (iv) an amendment to the Transfer Agent Instruction Letter instructing the Transfer Agent to reserve that number of shares of Common Stock as is required under Section 4(h) hereof, if necessary; (v) an officer's certificate of the Company confirming the accuracy of the Company's representations and warranties contained herein; and (vi) and any fees and shares of Common Stock due under Section 13 of this Agreement; and (B) the Buyer shall deliver to the Company the following: (i) $90,000 (the "Filing Purchase Price") and (ii) duly executed counterparts of the Transaction Documents (as applicable).

c.      Within thirty (30) calendar days following the Effective Date (the "Effective Closing Date"), (A) the Buyer shall deliver to the Company the following: (i) up to $225,000, at Buyer's sole discretion, which the Company may reject all or part of (the amount that Buyer delivers to the Company on the Effective Closing Date, minus the part thereof that the Company rejects constituting the "Effective Purchase Price"); and (ii) duly executed counterparts of the Transaction Documents (as applicable); and (B) the Company shall deliver to the Buyer the following: (i) the Effective Debenture, having a principal amount equal to the Effective Purchase Price divided by 0.9 (the "Effective Debenture Principal Amount"); (ii) Restricted Stock in a number equal to 10% of the Effective Debenture Principal Amount divided by the Share

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Calculation Price (or, alternatively, an irrevocable letter of instructions to the Transfer Agent providing for the issuance to the Buyer of such shares of Restricted Stock, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company); (iii) the Company Legal Opinion, provided that a Company Legal Opinion need not be delivered at the Effective Closing Date if the Company has previously delivered to the Buyer a "blanket" legal opinion covering the Restricted Stock and Debentures to be issued at the Effective Closing Date and the Company has not been notified by its counsel that such opinion has been withdrawn or modified; (iv) an amendment to the Transfer Agent Instruction Letter instructing the Transfer Agent to reserve that number of shares of Common Stock as is required under Section 4(h) hereof, if necessary; (v) an officer's certificate of the Company confirming the accuracy of the Company's representations and warranties contained herein; and (vi) and any fees and shares of Common Stock due under Section 13 of this Agreement.

d. Each Closing shall be deemed to occur on the related Closing Date at the office of the Buyer's counsel, Anslow & Jaclin, LLP, 475 Park Avenue South, 28th Floor, New York, NY 10016, and shall take place no later than 5:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The Company's obligation to sell the Debentures to the Buyer pursuant to this Agreement on each Closing Date is conditioned upon:

a.        Delivery to the Company of good funds as payment in full of the Purchase Price for the Debentures and Restricted Stock at each Closing in accordance with this Agreement;

b.        The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

c.        There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

8. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

The Buyer's obligation to purchase the Restricted Stock and Debentures at the Closing is conditioned upon:

a.       The execution and delivery of this Agreement, the Registration Rights Agreement, and the Escrow Agreement by the Company;

b.       Delivery by the Company to the Buyer of the Debentures and Restricted Stock to be purchased in accordance with this Agreement;

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c.    Delivery by the Company to the Buyer of an opinion of counsel to the Company, substantially in the form attached hereto as Exhibit E and dated as of the Closing Date (the "Company Legal Opinion") or if such Company Legal Opinion is a "blanket" opinion covering the Restricted Stock and Debentures to be issued on such Closing Date, a prior date;

d.     The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

e.      There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

f.      From and after the date hereof to and including the Closing Date, (i) the trading of the Common Stock shall not have been suspended by the SEC, FINRA, or the NASD and trading in securities generally on OTCM shall not have been suspended or limited, nor shall minimum prices been established for securities traded on the OTCM; (ii) there shall not have occurred any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyer makes it impracticable or inadvisable to purchase the Debentures.

9. GOVERNING LAW; MISCELLANEOUS.

a.      This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City and County of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Documents.

b.      Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

c.       This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

d.      All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

e.       A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

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f.       This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

g.      The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

h.      If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

i.        This Agreement may be amended only by the written consent of a majority in interest of the holders of the Debentures and an instrument in writing signed by the Company.

j.        This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

10. NOTICES.

Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

a.       the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

b.      the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

c.       the third business day after mailing by next-day express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:	Fuelstream, Inc.
510 Shotgun Road Suite 110
Sunrise, FL 33326
Email: russell@fuel-stream.com
Attention: Russell B. Adler, Chief Executive Officer

With copies to (which shall not constitute notice):

Kenneth I. Denos
Kenneth I. Denos P.C.
11650 South State Street, Suite 240
Draper, Utah 84 020
(801) 816-2511
Fax: (801) 816-2599
kdenos@denoslaw.com

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BUYER:	Peak One Opportunity Fund, L.P.
100 South Pointe Drive, Suite 2807
Miami Beach, FL 33139
Fax No. 305-531-2287
Attention: Jason Goldstein

With copies to (which shall not constitute notice):

Anslow & Jaclin, LLP
195 Route 9 South, Suite 204 Manalapan, NJ 07726
Fax No. 732-577-1188
Attention: Gregg E. Jaclin, Esq.

11.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's representations and warranties herein shall survive for so long as any Debentures are outstanding and any shares of Restricted Stock are held by the Buyer, whichever is later, and shall inure to the benefit of the Buyer, its successors and assigns.

12.  FEES; EXPENSES.

a.       The Company shall pay to Peak One Investments, LLC a non-accountable fee (the "Due Diligence Fee") of $10,000 and 15,000 shares of Restricted Stock to cover the expenses and analysis performed in connection with the analysis of the Company and the propriety of the Buyer's making the contemplated investment, it being understood and agreed that the Company has not disclosed, and shall not disclose, any material nonpublic information in connection with such due diligence analysis.

b.      The Company will pay the legal fees of the Buyer's counsel (the "Legal Fees") in the amount of $10,000 and will also pay 100% of the disbursements actually incurred by counsel to the Buyer and invoiced by such on top of such. The Company further agrees to pay the reasonable legal fees of the Buyer's counsel incurred after the Signing Closing Date incurred in connection with the Transaction Documents (including enforcement of the Company's obligations or the exercise of the Buyer's remedies thereunder) or, if requested by the Buyer, review of the Registration Statement (including review and comment on drafts thereof and advice concerning sales of Registrable Securities (as defined in the Registration Rights Agreement)).

c.       The Company will pay the Due Diligence Fee, Legal Fees and issue the required number of shares of Restricted Stock on the Signing Closing Date. In furtherance of the foregoing, in that connection, the Company hereby authorizes the Buyer to deduct such amounts from the Purchase Price and transmit same to the respective payee. Notwithstanding the foregoing, if for any reason any such Closings do not occur, then the Company shall remain liable to pay the Due Diligence Fee and Legal Fees as provided in Sections 13(a) and (b). The

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Company shall pay disbursements of the Buyer's legal counsel and legal fees incurred after the Signing Closing Date within ten (10) days of invoice therefor.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer and the Company as of the date first set forth above.

COMPANY:

FUELSTREAM, INC.

By: ______________________________

Name: Russell B. Adler

Title: President

BUYER:

PEAK ONE OPPORTUNITY FUND, L.P.

By: Peak One Investments, LLC, General Partner

By: ______________________________

Name: Jason Goldstein

Title: Managing Member

[Signature Page to Securities Purchase Agreement]

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Exhibit A FORM OF DEBENTURE

Exhibit B FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit C FORM OF ESCROW AGREEMENT

Exhibit D FORM OF TRANSFER AGENT INSTRUCTION LETTER

Exhibit E FORM OF OPINION OF COUNSEL

EXHIBIT A

DEBENTURE

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION REQUIREMENTS THEREOF OR EXEMPTION THEREFROM.

$120,000

FUELSTREAM, INC.

CONVERTIBLE DEBENTURE DUE OCTOBER 2, 2015

Date of Issuance: October 2, 2012

FOR VALUE RECEIVED, FUELSTREAM, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby promises to pay to PEAK ONE OPPORTUNITY FUND, L.P., having its address at 100 South Pointe Drive, Suite 3102, Miami Beach, FL 33139, or its assigns (the "Holder" and together with the other holders of Debentures issued pursuant to the Securities Purchase Agreement (as defined below), the "Holders"), the principal sum of One-Hundred-Twenty-Thousand and 00/100 Dollars ($120,000.00) (the “Principal Amount”) (the “Principal Amount”) on October 2, 2015 (the "Maturity Date") and to pay simple interest on the principal sum outstanding from time to time in arrears (i) upon conversion as provided herein or (ii) on the Maturity Date, at the rate of six percent (6%) per annum (subject to adjustment pursuant to Section 10 hereof). Interest shall commence to accrue on this Debenture on the first such business day to occur after the date hereof and shall continue on a daily basis until payment in full of the principal sum has been made or duly provided for or until the full outstanding amount of this Debenture has been converted in accordance with the provisions hereof. The Company has the option to redeem this Debenture prior to the Maturity Date pursuant to Section 2(b). All unpaid principal and interest due and payable on the Maturity Date shall be paid in the form of Common Stock of the Company, par value $0.0001 per share ("Common Stock") pursuant to Section 3. The Holder has the option to cause any outstanding principal and interest on this Debenture to be converted into Common Stock at any time prior to the Redemption Date (as defined below) or the Maturity Date pursuant to Section 2(a).

This Debenture is the Debenture referred to in the Securities Purchase Agreement (the "Securities Purchase Agreement") dated October 2, 2012, between the Company and the Holder, is subject to the provisions of the Securities Purchase Agreement and further is subject to the following additional provisions:

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1.      This Debenture is the Debenture referred to in the Securities Purchase Agreement (the "Securities Purchase Agreement") dated October 2, 2012, between the Company and the Holder, is subject to the provisions of the Securities Purchase Agreement and further is subject to the following additional provisions:

2.      Conversion at Holder’s Option; Redemption at Company’s Option.

a. The Holder is entitled to, at any time or from time to time, convert the Conversion Amount into shares of Common Stock, at a conversion price for each share of Common Stock (the “Conversion Price”) equal to sixty percent (60%) of the lowest closing bid price per share (as reported by Bloomberg LP) of Common Stock for the twenty (20) trading days immediately preceding the date of conversion (subject to equitable adjustments resulting from any stock splits, stock dividends, recapitalizations or similar events occurring during such 20-day period). The Company shall issue irrevocable instructions to its transfer agent regarding such conversion. Notwithstanding the foregoing, the Holder shall not be entitled to convert any part of this Debenture as to which the Company has previously issued to the Holder a Redemption Notice in accordance with Section 2(b). The Conversion Price will be adjusted as provided in Section 6. For purposes of this Debenture, the following terms have the meanings indicated below:

(i)                 “Conversion Amount” shall mean the sum of (A) all or any portion of the outstanding principal amount of this Debenture, as designated by the Holder upon exercise of its right of conversion plus (B) all interest that has accrued on the portion of the principal amount that has been designated for payment pursuant to (A).

(ii)               “Market Price of the Common Stock” means (x) the closing bid price of the Common Stock for the period indicated in the relevant provision hereof (unless a different relevant period is specified in the relevant provision), as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market or (y) if the Common Stock is listed on a stock exchange, the closing price on such exchange, as reported in The Wall Street Journal.

(iii)             “Trading Day” shall mean any day on which the New York Stock Exchange is open for business.

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Conversion shall be effectuated by delivering by facsimile or other delivery to the Company of the completed form of conversion notice attached hereto as Annex A, executed by the Holder of the Debenture evidencing such Holder's intention to convert this Debenture or a specified portion hereof. No fractional shares of Common Stock or scrip representing fractions f shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Company receives by fax or by mail the conversion notice (“Notice of Conversion”), substantially in the form annexed hereto as Annex A, duly executed, to the Company. Facsimile delivery of the Notice of Conversion shall be accepted by the Company by email at russell@fuel-stream.com (Attention: Russell Adler, President) or shawna@fuel-stream.com (attention: Shawna Singh). Certificates representing Common Stock upon conversion must be delivered within five (5) business days from the date of delivery of the Notice of Conversion.

Notwithstanding the foregoing, unless the Holder delivers to the Company written notice at least sixty-one (61) days prior to the effective date of such notice that the provisions of this paragraph (the “Limitation on Ownership”) shall not apply to such Holder, in no event shall a holder of Debentures have the right to convert Debentures into, nor shall the Company issue to such Holder, shares of Common Stock to the extent that such conversion would result in the Holder and its affiliates together beneficially owning more than 4.99% of the then issued and outstanding shares of Common Stock. For purposes hereof, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder.

b. So long as no Event of Default (as defined in Section 10) shall have occurred and be continuing, the Company may at its option call for redemption all or part of the Debentures prior to the Maturity Date, as follows:

(i)	The Debentures called for redemption shall be redeemable for an amount (the “Redemption Price”) equal to: (i) if the Redemption Date (as defined below) is ninety (90) days or less from the date of issuance of this Debenture, one hundred twenty percent (120%) of the sum of the Principal Amount so redeemed plus interest accrued on such Principal Amount through the day immediately preceding the Redemption Date; (ii) if the Redemption Date is greater than or equal to ninety one (91) days from the date of issuance of this Debenture and less than or equal to one hundred eighty (180) days from the date of issuance of this Debenture, one hundred thirty percent (130%) of the sum of the Principal Amount so redeemed plus interest accrued on such Principal Amount through the day immediately preceding the Redemption Date; or (iii) if the Redemption Date is greater than or equal to one hundred eighty one (181) days from the date of issuance of this Debenture, one hundred forty percent (140%) of the sum of the Principal Amount so redeemed plus interest accrued on such Principal Amount through the day immediately preceding the Redemption Date. The date upon which the Debentures are redeemed and paid shall be referred to as the “Redemption Date” (and, in the case of multiple redemptions of less than the entire outstanding Principal Amount, each such date shall be a Redemption Date with respect to the corresponding redemption).
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(ii)	If fewer than all outstanding Debentures are to be redeemed, then all Debentures shall be partially redeemed on a pro rata basis.
(iii)	Prior to the Redemption Date, the Company shall deposit into escrow an amount sufficient for the payment of the aggregate Redemption Price of the Debentures being called for redemption and shall make such funds available on and after the Redemption Date for payment to the Holders who present their Debentures and otherwise comply with the Company’s instructions contained in the Redemption Notice (as defined below).
(iv)	On the Redemption Date, the Company shall cause the Holders whose Debentures have been presented for redemption to be issued payment of the Redemption Price. In the case of a partial redemption, the Company shall also issue new Debentures to the Holders for the principal amount remaining outstanding after the Redemption Date promptly after the Holders’ presentation of the Debentures called for redemption.
(v)	Not less than ten (10) days prior to the Redemption Date, the Company shall issue a notice (the “Redemption Notice”) to each Holder setting forth the following:
1.	the Redemption Date;
2.	the Redemption Price;
3.	the aggregate principal amount of the Debentures being called for redemption;
4.	a statement instructing the Holders to surrender their Debentures for redemption and payment of the Redemption Price, including the name and address of the Company or, if applicable, the paying agent of the Company, where Debentures are to be surrendered for redemption;
5.	a statement advising the Holders that (x) interest will cease to accrue on the Debentures (or, in the case of a partial redemption, that portion of the Principal Amount being called for redemption) as of the Redemption Date, and (y) that the Debentures (or, in the case of a partial redemption, that portion of the Principal Amount being called for redemption) as of the Redemption Date will cease to be convertible into Common Stock as of the Redemption Date; and
6.	in the case of a partial redemption, a statement advising the Holders that after the Redemption Date a substitute Debenture will be issued by the Company after deduction the portion thereof called for redemption, at no cost to the Holder, if the Holder so requests.
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3.      Unless demand has otherwise been made by the Holder in writing for payment in cash as provided hereunder, and so long as no Event of Default shall exist (whether or not notice thereof has been delivered by the Holder to the Company), any Debentures not previously tendered to the Company for conversion as of the Maturity Date shall be deemed to have been surrendered for conversion, without further action of any kind by the Company or any of its agents, employees or representatives, as of the Maturity Date at the Conversion Price applicable on the Maturity Date (“Mandatory Conversion”).

4.      No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional to convert this Debenture into Common Stock, at the time, place, and rate herein prescribed. This Debenture is a direct obligation of the Company.

5.      If the Company (a) merges or consolidates with another corporation or business entity and the Company is not the surviving entity or (b) sells or transfers all or substantially all of its assets to another Person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee will agree that this Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any (i) proposed merger or consolidation where the Company is not the surviving entity or (ii) sale or transfer of all or substantially all of the assets of the Company (in either such case, a "Sale"), the Holder shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company.

6.      If, at any time while any portion of this Debenture remains outstanding, the Company effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on its Common Stock consisting of shares of Common Stock or otherwise recapitalizes its Common Stock, the Conversion Price shall be equitably adjusted to reflect such action. By way of illustration, and not in limitation, of the foregoing (i) if the Company effectuates a 2:1 split of its Common Stock, thereafter, with respect to any conversion for which the Company issues the shares after the record date of such split, the Conversion Price shall be deemed to be one-half of what it had been calculated to be immediately prior to such split; (ii) if the Company effectuates a 1:10 reverse split of its Common Stock, thereafter, with respect to any conversion for which the Company issues the shares after the record date of such reverse split, the Conversion Price shall be deemed to be the amount of such Conversion Price calculated immediately prior to the record date multiplied by 10; and (iii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any conversion for which the Company issues the shares after the record date of such dividend, the Conversion Price shall be deemed to be the amount of such Conversion Price calculated immediately prior to such record date multiplied by a fraction, of which the numerator is the number of shares for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon.

7.      All payments contemplated hereby to be made “in cash” shall be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder to an account designated by the Holder to the Company and if the Holder has not designated any such accounts at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time; except that the Holder may designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

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8.      The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon conversion thereof except in compliance with the terms of the Securities Purchase Agreement and the Registration Rights Agreement and under circumstances which will not result in a violation of the Securities Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

9.      This Debenture shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City and County of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Debenture or the Securities Purchase Agreement.

10.  The following shall constitute an "Event of Default":

a. The Company fails in the payment of principal or interest on this Debenture as required to be paid in cash hereunder, and payment shall not have been made for a period of two (2) business days following the payment due date; or

b. Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement, the Registration Rights Agreement, dated as of October ____, 2012 between the Company and the Buyer therein (the "Registration Rights Agreement"), or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company to in connection with the execution and delivery of this Debenture, the Securities Purchase Agreement or the Registration Rights Agreement, shall be false or misleading (including without limitation by way of the misstatement of a material fact or the omission of a material fact) in any material respect at the time made; or

c. The Company (i) fails to timely file required SEC reports when due, becomes, is deemed to be or asserts that it is a “shell company” for purposes of the 1933 Act, and Rule 144 promulgated thereunder or otherwise takes any action, or refrains from taking any action, the result of which makes Rule 144 under the 1933 unavailable to the Buyer for the sale of their Securities, (ii) fails to issue shares of Common Stock to the Holder or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture (as to which no cure period shall apply), (iii) fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture or the Registration Rights Agreement, and such transfer is otherwise lawful or (iv) fails to remove any restrictive legend or to cause its Transfer Agent to transfer any certificate or any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture, the Agreement or the Registration Rights Agreement and such legend removal is otherwise lawful, and in the case of clauses (iii) and (iv) such failure shall continue uncured for two (2) business days (matters set forth in clauses (i) and (ii) having no cure period); or

d. The Company shall fail to perform or observe, in any material respect (i) any other covenant, term, provision, condition, agreement or obligation of the Debenture, provided that, other than in the case of such failure under Section 5 hereof, as to which no cure period shall apply, such failure shall continue uncured for a period of thirty (30) days after written notice from the holder of such failure, or (ii) any covenant, term, provision, condition, agreement or obligation of the Company under the Securities Purchase Agreement or the Registration Rights Agreement and such failure shall continue uncured for a period of either (a) three (3) days after the occurrence of the Company’s failure under Section 4(d), (e) (except as described in clause (i) of Section 10(c), as to which Section 10(c) shall control), (f), (g) or (h) of the Securities Purchase Agreement, or (b) thirty (30) days after the occurrence of the Company’s failure under any other provision of the Securities Purchase Agreement or of the Registration Rights Agreement, as the case may be; or

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e. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

f. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

g. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

h. Any money judgment, writ or warrant of attachment, or similar process (including an arbitral determination), in excess of Fifty Thousand Dollars ($50,000) in the aggregate shall be entered or filed against the Company or any of its properties or other assets; or

i. The occurrence of an event of default under the terms of any indebtedness of the Company or any subsidiary (including but not limited to any Subsidiary) of the Company in the aggregate amount of $50,000 or more which is not waived by the creditors under such indebtedness (as to which no cure period shall apply); or

j. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

k. The issuance of an order, ruling, finding or similar adverse determination by the Securities and Exchange Commission, the Secretary of State of the State of Delaware, the National Association of Securities Dealers, Inc. or any other securities regulatory body (whether in the United States, Canada or elsewhere) having proper jurisdiction that the Company and/or any of its past or present directors or officers have committed a material violation of applicable securities laws or regulations; or

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l. The Company shall have its Common Stock suspended or delisted from a national securities exchange or an electronic quotation service such as the Over-The-Counter Bulletin Board for a period in excess of five (5) trading days; or

m. Any of the following shall occur: (i) there shall occur a breach or default under (a) any agreement identified by the Company in its SEC Filings as a material agreement or (b) any note or other form of indebtedness in favor of the Company (collectively, the “Material Agreements”), irrespective of whether such breach or default was waived, or (ii) the Company shall agree to forgive, reduce, extend the payment due date, settle or compromise the obligations or indebtedness in favor of the Company under any Material Agreement or shall increase the Company’s obligations or indebtedness under the any Material Agreement, in each case in an amount equal to $50,000 or more, singly or in the aggregate and (iii) any other event, circumstance or combination thereof shall have occurred which, singly or when taken as a whole, result in a Material Adverse Effect.

Then, or at any time thereafter, the Company shall immediately give written notice of the occurrence of such Event of Default to the Holders of all Debentures then outstanding, and in each and every such case, unless such Event of Default shall have been waived in writing by a majority in interest of the Holders of the Debentures (which waiver shall not be deemed to be a waiver of any subsequent default), then at the option of a majority in interest of the Holders and in the discretion of a majority in interest of the Holders, (i) the interest rate applicable to the Debentures shall be increased to the lesser of eighteen percent (18%) per annum and the maximum interest rate allowable under applicable law, and (ii) the Holder may at its option and discretion declare this Debenture, together with all accrued and unpaid interest thereon, in an amount equal to one hundred percent (140%) of the Principal Amount plus accrued and unpaid interest (the “Acceleration Amount”), to be immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding. At its option, a Holder may elect to convert the Debenture pursuant to Section 2 notwithstanding the prior declaration of a default and acceleration, in the sole discretion of such Holder. A majority in interest of the Holders may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. Notwithstanding the foregoing, in the case of a default under Section 10(c), the Holder of the Debenture sought to be converted, transferred or de-legended, as the case may be, acting singly, shall have the sole and absolute discretion to increase the applicable interest rate on the Debentures held by such Holder and/or to declare the Debenture(s) held by such Holder to be immediately due and payable. The Company expressly acknowledges and agrees that the Acceleration Amount as so increased in the event of a default is reasonable and appropriate due to the inability to define the financial hardship that the Company’s default would impose on the Holders.

11.  Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

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12.  This Debenture may be amended only by the written consent of the parties hereto. Notwithstanding the foregoing, the principal amount of this Debenture shall automatically be reduced by any and all Conversion Amounts (to the extent that the same relate to principal hereof). In the absence of manifest error, the outstanding principal amount of the Debenture on the Company’s book and records shall be the correct amount.

13.  No waivers or consents in regard to any provision of this Debenture may be given other than by an instrument in writing signed by the Holder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by an officer thereunto duly authorized.

FUELSTREAM, INC.

By: _____________________________

Name: Russell B. Adler

Title: President

[Signature Page to Convertible Debenture]

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Debenture into Shares of Common Stock of Fuelstream, Inc. (the "Company") according to the conditions hereof, as of the date written below. After giving effect to the conversion requested hereby, the outstanding principal amount of such debenture is $____________________, absent manifest error.

Conversion Date

____________________________________________________________________________

Applicable Conversion Price

____________________________________________________________________________

Signature

____________________________________________________________________________

Print Name

____________________________________________________________________________

Address

____________________________________________________________________________

____________________________________________________________________________

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of October 2, 2012 (this "Agreement"), is made by and between Fuelstream, Inc., a Delaware corporation (the “Company”), and each entity named on the signature page hereto as “Investors” (each, an “Investor”).

W I T N E S S E T H:

WHEREAS, upon the terms and subject to the conditions of the Securities Purchase Agreement, dated as of October 2, 2012, between the Buyer named therein and the Company (the "Securities Purchase Agreement"; terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement), the Company has agreed to issue and sell to the Investors, for an aggregate purchase price of up to Four Hundred Twenty Three Thousand and 00/100 Dollars ($423,000), (i) convertible debentures of the Company, (the "Debentures") in the aggregate principal amount of up to Four Hundred Seventy Thousand and 00/100 Dollars ($470,000), convertible into shares of Common Stock, par value $0.0001 per share (the "Common Stock"), and (ii) shares of Common Stock (the “Restricted Stock”) with a value of up to Forty Seven Thousand and 00/100 Dollars ($47,000), pursuant to the formula set forth in the Securities Purchase Agreement; and

WHEREAS, to induce the Investors to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), with respect to the Common Stock underlying the Debentures (the “Conversion Shares”) and the Restricted Stock;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1.      Definitions. As used in this Agreement, the following terms shall have the following meanings:

a.       “Holders’ Representative” means the Person appointed as the Holders’ Representative by the Investors pursuant to Section 12 hereof.

b.      "Investor" means a Buyer and any permitted transferee or assignee of a Buyer who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof and who holds Debentures or Registrable Securities.

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c.       "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information.

d.      "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

e.       "Registrable Securities" means the Restricted Stock, the Conversion Shares and, to the extent applicable, any other shares of capital stock or other securities of the Company or any successor to the Company that are issued upon exchange of the Restricted Stock and/or the Conversion Shares.

f.       "Registration Statement" means a registration statement of the Company on Form S-1 or any successor form thereto under the Securities Act.

g.      “SEC” means the United States Securities and Exchange Commission.

2.      Registration Requirement.

a.       Within forty-five (45) days after the execution of this Agreement, the Company shall file a Registration Statement with the SEC to Register the Registrable Securities on behalf of the Investors, and shall use its best efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter.

b.      The Company shall Register enough shares of Common Stock to cover the following the following Registrable Securities (the “Registration Shares”):

(i)                 300% of the Conversion Shares based upon the Conversion Price of the various Debentures, calculated using (1) the maximum potential principal amount of the Debentures of Four Hundred Seventy Thousand and 00/100 Dollars ($470,000), and (2) the closing price of the Common Stock, as reported by Bloomberg LP, on the day before the initial filing of the Registration Statement (the “Registration Statement Trading Price”); and

(ii)               300% of the Restricted Stock, calculated using (1) the maximum potential value of such Restricted Stock of Forty Seven Thousand and 00/100 Dollars ($47,000), and (2) the Registration Statement Trading Price.

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c.       The Company shall attempt to Register all of the Registration Shares in a single Registration Statement. However, if the comments from the SEC (the “SEC Comments”) indicate that the SEC will not permit the Registration of all of the Registration Shares in a single Registration Statement because of Rule 415 of the Securities Act or some other regulation, then the Company shall attempt to Register as many shares of Common Stock as practicable in a single Registration Statement, and register the remaining Registration Shares in one or more additional Registration Statements. The Company shall Register as many shares as practicable in each additional Registration Statement.

3.      Piggy-back Registration. From and after the date that is ninety (90) days after the date of this Agreement and until the third anniversary of the Signing Closing Date, for so long as any of the Registrable Securities are outstanding and are not the subject of an effective registration statement, if the Company contemplates making an offering of Common Stock (or other equity securities convertible into or exchangeable for Common Stock) registered for sale under the Securities Act or proposes to file a Registration Statement covering any of its securities other than (i) a registration on Form S-8 or S-4, or any successor or similar forms; and (ii) a shelf registration under Rule 415 for the sole purpose of registering shares to be issued in connection with the acquisition of assets, the Company will at each such time give prompt written notice to the Holders’ Representative and the Investors of its intention to do so and of the Investor’s rights under this Agreement. Upon the written request of any Investor made within thirty (30) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration of all Registrable Securities which the Company has been so requested to register by the Investors, to the extent requisite to permit the disposition (in accordance with the intended methods of disposition) of the Registrable Securities by the Investors requesting registration, by inclusion of such Registrable Securities in the Registration Statement which covers the securities which the Company proposes to register; provided, that if the Company is unable to register the full amount of Registrable Securities in an “at the market offering” under Commission rules and regulations due to the high percentage of the Company’s Common Stock the Registrable Securities represents (giving effect to all other securities being registered in the Registration Statement), then the Company may reduce, on a pro rata basis, the amount of Registrable Securities subject to the Registration Statement to a lesser amount which equals the maximum number of Registrable Securities that the Company is permitted to register in an “at the market offering”; and provided, further, that if, at any time after giving written notice of its intention to register any Registrable Securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such Registrable Securities, the Company may, at its election, give written notice of such determination to the Holders’ Representative and the Investors requesting registration and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the expenses of registration in connection therewith), and (ii) in the case of a determination to delay registering such Registrable Securities, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities (the “Piggy-Back Rights”).

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4.      Obligations of the Company. In connection with the Registration of the Registration Shares and the Registrable Securities pursuant to the Piggy-Back Rights, the Company shall do each of the following:

(a) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement as set forth in Section 2 and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the period through the earliest of (i) the date that is five (5) years after the last day of the calendar month following the month in which the Registration Statement so filed is declared effective by the SEC, (ii) the date when the Investors may sell all Registrable Securities under Rule 144, or (iii) the date the Investors no longer own any of the Registrable Securities (the “Registration Period”), Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

(b) The Company shall permit a single firm of legal counsel designated by the Holders’ Representative (the “Investors’ Counsel”) to review drafts of the Registration Statement and all amendments and supplements thereto a reasonable period of time (but not less than three (3) business days) prior to their filing with the SEC, and not file any document in a form to which such Investors’ Counsel reasonably objects. If the Investors’ Counsel objects, the Company shall take under advisement such objections and shall endeavor to promptly make such revisions to the Registration Statement (or ancillary documents and/or SEC filings in connection therewith) as are necessary to satisfy the objections of the Investors’ Counsel;

(c) Notify the Holders’ Representative and the Investors’ Counsel, and any managing underwriters immediately (and, in the case of (i)(A) below, not less than five (5) days prior to the contemplated date of such filing) and (if requested by any the Holders' Representative) confirm such notice in writing no later than one (1) business day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) whenever the SEC notifies the Company whether there will be a “review” of Registration Statement; (C) whenever the Company receives (or a representative of the Company receives on its behalf) any oral or written comments from the SEC relating to a Registration Statement (copies or, in the case of oral comments, summaries of such comments shall be promptly furnished by the Company to the Holders’ Representative and the Investor’s Counsel); and (D) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) if at any time the Company has actual knowledge that any of the representations or warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or

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threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that to the best knowledge of the Company makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, the Company shall respond to the SEC in writing to comments on the Registration Statement by the SEC within fifteen (15) business days of the Company’s receipt thereof, plus any additional time reasonably required by the Company’s independent auditors to respond to accounting comments and, if requested by the Holders' Representative and the Investors’ counsel, the Company shall furnish the Holders' Representative with copies of all intended written responses to the comments contemplated in clause (C) of this Section 3(c) not later than one (1) business day in advance of the filing of such responses with the SEC so that the Holders’ Representative and the Investors’ Counsel shall have the opportunity to comment thereon. If not all of the Registration Shares are declared effective in the initial Registration Statement after the date of this Agreement, the Company shall file a successive Registration Statement as soon as practicable, but in no event later than six (6) months, after the initial Registration Statement is declared effective by the SEC;

(d) Furnish to the Holders’ Representative and the Investors’ Counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary Prospectus and Prospectus, and each amendment or supplement thereto, and (ii) if so requested by any Investor, such number of copies of a Prospectus, and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

(e) As promptly as practicable after becoming aware thereof, notify the Holders’ Representative of the happening of any event of which the Company has actual knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Holders' Representative and each Investor as such Investor may reasonably request;

(f) As promptly as practicable (and in any event not later than one (1) business day) after becoming aware thereof, notify the Holders’ Representative of the issuance by the SEC of a Notice of Effectiveness or any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time;

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(g) Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of a Registration Statement, the Company notifies the Holders’ Representative in writing of the existence of a Potential Material Event, the Investors shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the right to such Holders of Registrable Securities for more than two twenty (20) business day periods in the aggregate during any 12-month period ("Suspension Period") with at least a ten (10) business day interval between such periods, during the periods the Registration Statement is required to be in effect;

(h) Use its reasonable efforts to secure and maintain the designation of all the Registrable Securities covered by the Registration Statement on the NASDAQ/National Market System or the "OTC Bulletin Board Market" or any successor thereto of the National Association of Securities Dealers Automated Quotations System ("NASDAQ") within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Securities on The NASDAQ National Market System; and further use its efforts to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities;

(i) Provide a Transfer Agent and registrar, which may be a single entity, for the Registrable Securities not later than one (1) business day after the effective date of the Registration Statement;

(j) Cooperate with the Investors to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Investors may reasonably request, and, within five (5) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the Transfer Agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an appropriate instruction and opinion of such counsel;

(k) Take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to the Registration Statement;

(l) Not take, or omit to take, any actions that would preclude the filing or effectiveness of the Registration Statement or require the withdrawal of the Registration Statement;

(m) If the Registration Statement has been filed but has not been declared effective by the SEC, not complete any acquisitions or business combinations until the SEC has declared effective the Registration Statement that registers the Registrable Securities.

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5.      Payments by the Company. Unless the Company's performance is waived in writing by the Holders' Representative:

(i)                 If the Company fails to satisfy its obligations under Sections 2, 3, or 4, then the Company shall immediately pay to the Investors without demand therefor an amount equal to 1.5% per month of the outstanding principal amount of the Debentures in cash or in shares of Restricted Stock in the same value (calculated based on the lowest Trading Price during the month of such violations under Section 2, 3, or 4 of this Agreement ) and, until such time as all such obligations shall have been satisfied, the same amount shall accrue and become payable to the Investors within three days on each subsequent month until such obligations shall have been satisfied. In light of the difficulty of ascertaining the amount of damage that the Investors will suffer as a result of the Company’s failure to comply with its obligations under Sections 2, 3 or 4, all amounts payable under this Section 5 shall be payable as liquidated damages, and not as a penalty. The Company shall keep the Registration Statement effective throughout the Registration Period.

(ii)               The parties acknowledge that the damages which may be incurred by the Investors if the Company fails to satisfy any of its obligations under Sections 2, 3 or 4 may be difficult to ascertain. The parties agree that the payments to be paid to the Investors under this Section 5 represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of such damages.

6.      Obligations of the Investors. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

(a)    It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. If at least two (2) business days prior to the filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor;

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(b)   Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement; and

(c)    Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(d) or 3(e), above, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(d) or 3(e) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(d)   Each holder of Registrable Securities that sells Registrable Securities pursuant to a registration under this Agreement agrees that in connection with registration as follows:

(i)                 Such seller shall cooperate as reasonably requested by the Company with the Company in connection with the preparation of the registration statement, and for as long as the Company is obligated to file and keep effective the registration statement, shall provide to the Company, in writing, for use in the registration statement, all such information regarding such seller and its plan of distribution of the Registrable Securities as may reasonably be necessary to enable the Company to prepare the registration statement and prospectus covering the Registrable Securities, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith; and

(ii)               During such time as such seller may be engaged in a distribution of the Registrable Securities, such seller shall comply with Rules 10b-6 and 10b-7 promulgated under the Securities Exchange Act and pursuant thereto it shall, among other things; (x) not engage in any stabilization activity in connection with the securities of the Company in contravention of such rules; (y) distribute the Registrable Securities under the registration statement solely in the manner described in the registration statement; and (z) cease distribution of such Registrable Securities pursuant to such registration statement upon written notice from the Company that the prospectus covering the Registrable Securities contains any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading.

7.      Expenses of Registration.

(a)    All reasonable expenses (other than underwriting discounts and commissions of the Investors, if applicable) incurred for the Registration Statement covering the Registrable Securities applicable to the Debentures shall be borne by the Company, including a fee for the Investors’ Counsel of not more than $5,000 and including, without limitation, all registration, listing, and qualifications fees, printers, legal and accounting fees and the fees and disbursements of counsel for the Company.

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(b)   The Company does not have, as of the date hereof, and neither the Company nor any of its subsidiaries (including but not limited to any Subsidiary) shall have, on or after the date of this Agreement, entered into any agreement with respect to its securities that is inconsistent with the rights granted to the Investors in this Agreement or otherwise conflicts with the provisions hereof. Except as disclosed in the Securities Purchase Agreement or the other documents entered into simultaneously therewith, the Company has not previously entered into any agreement granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, without the written consent of the Investors holding a majority of the Registrable Securities, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Investors set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement and the other Transaction Documents.

8.      Indemnification. Whenever Registrable Securities are included in a Registration Statement under this Agreement:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless the Holders’ Representative, the Investor’s Counsel and each Investor who holds such Registrable Securities, the directors, managers, partners, stockholders and members, if any, of the Holders’ Representative, the Investor’s Counsel or such Investor, the officers and employees, if any, of the Holders’ Representative, the Investor’s Counsel or such Investor, and each Person, if any, who controls the Holders’ Representative, the Investors Counsel or any Investor within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person" or "Indemnified Party"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to clause (b) of this Section 7, the Company shall reimburse the Investors, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(a) shall not (I) apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified

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Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (II) be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company; (III) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; or (IV) apply to any violation or alleged violation by an Indemnified Person of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation under the Securities Act, the Exchange Act, or any state securities laws. Each Investor will indemnify the Company and its officers, directors and agents (each, an "Indemnified Person" or "Indemnified Party") against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Investor, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions as are applicable to the Indemnification provided by the Company to this Section 7. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors.

(b)   Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 7 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be. In case any such action is brought against any Indemnified Person or Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such Indemnified Person or Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Person or Indemnified Party under this Section 7 for any legal or other reasonable out-of-pocket expenses subsequently incurred by such Indemnified Person or Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The Indemnified Person or Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and reasonable out-of-pocket expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Person or Indemnified Party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 7, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

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9.      Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 7; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

10.  Reports under Exchange Act. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

a.       make and keep public information available, as those terms are understood and defined in Rule 144;

b.      file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

c.       furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration; and

d. cause its counsel to deliver to its Transfer Agent such opinions of law as shall be required to remove restrictive legends on the shares to be sold in the standard form then employed for such purpose by such counsel or in such other form as is reasonably acceptable to such Transfer Agent.

11.  Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold a fifty (50%) percent interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

12.  Appointment and Indemnification of Holders’ Representative. Each of the Investors hereby appoints as the Holders’ Representative Peak One Investments, LLC to so act until such time as all Registrable Securities have become Registered and there shall be no Debentures issued and outstanding, or such time as a successor to the then-acting Holders’ Representative is appointed in writing signed by the Investors

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representing greater than 50% of the then-outstanding Debentures and Registrable Securities. The Holders’ Representative shall have full discretion and authority, without consultation with the Holders, to accept and give notices on behalf of the Holders, to communicate with the Holders at such times and in such manner as the Holders’ Representative in its discretion determines is appropriate and to grant extensions of deadlines or waive any payment obligations set forth in Sections 2 and 3 hereof. The Holders' Representative shall not have discretion or authority to exercise any investment discretion over the Debentures, including causing the conversion of any Debentures, absent a Holder's express written authority. Notwithstanding any provision to the contrary contained elsewhere herein or in the Securities Purchase Agreement or the Debentures, the Holders’ Representative shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Holders’ Representative have or be deemed to have any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the Securities Purchase Agreement or Debentures or otherwise exist against the Holders’ Representative. The Holders shall indemnify upon demand the Holders’ Representative (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so under Section 7 hereof or under any other agreement or applicable law), pro rata, and hold harmless the Holders’ Representative from and against any and all against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Holders’ Representative’s Claims") incurred by it; provided, however, that no Holder shall be liable for the payment to the Holders’ Representative of any portion of such Holders’ Representative’s Claims to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the Holders’ Representative’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Holders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 11. Without limitation of the foregoing, each Holder shall reimburse the Holders’ Representative upon demand for its ratable share of any costs or out-of-pocket expenses incurred by the Holders’ Representative in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, the Securities Purchase Agreement, the Debentures, or any document contemplated by or referred to herein, to the extent that the Holders’ Representative is not reimbursed for such expenses by or on behalf of the Company.

13.  Miscellaneous.

a.       A Person or entity is deemed to be a holder of Registrable Securities whenever such Person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b.      Notices required or permitted to be given hereunder shall be given in the manner contemplated by the Securities Purchase Agreement, (i) if to the Company or to the Investors, to their respective address contemplated by the Securities Purchase Agreement, and (iii) if to any other Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 12(b).

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c.       Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d.      This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under this Agreement.

e.       If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

f.       Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

g.      All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

h.      The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

i.        This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

j.        The Company acknowledges that any failure by the Company to perform its obligations under Sections 2, 3, or 4, or any delay in such performance could result in loss to the Investors, and the Company agrees that, in addition to any other liability the Company may have by reason of such failure or delay, the Company shall be liable for all direct damages caused by any such failure or delay, unless the same is the result of force majeure. Neither party shall be liable for consequential damages.

k.      This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

COMPANY:
Fuelstream, Inc.
By: _____________________________
Name: Title:
INVESTOR: Peak One Opportunity Fund, L.P. By: Peak One Investments, LLC, General Partner By: ___________________________________ Jason Goldstein, Managing Member

[Signature Page to Registration Rights Agreement]

Exhibit C

ESCROW AGREEMENT

This SECURITIES ESCROW AGREEMENT (this “Agreement”), dated as of October 2, 2012 by and among Fuelstream, Inc., a Delaware corporation (the “Company”), Summit Trading Ltd., a Bahamian corporation and a shareholder of record of the Company (the “Principal Stockholder”), Peak One Opportunity Fund, L.P., a Delaware limited partnership (the “Buyer”), and Zabatta Group, LLP (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, the Company and the Buyer intend to consummate a private placement transaction (the “Financing Transaction”), whereby the Buyer will purchase from the Company securities consisting of (i) the Company’s three Convertible Debentures due three years from the respective dates of issuance, which will be convertible into shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), in the aggregate principal amount of up to Four Hundred Seventy Thousand and 00/100 Dollars ($470,000), and (ii) shares of Common Stock that are currently restricted with a value of up to Forty Seven Thousand and 00/100 Dollars ($47,000) (the “Restricted Stock”), for an aggregate purchase price of up to Four Hundred Twenty Three Thousand and 00/100 Dollars ($423,000);

WHEREAS, in connection with the Financing Transaction, the Company entered into a Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among the Company and the Buyer, and certain other agreements, documents, instruments and certificates necessary to carry out the purposes thereof (collectively, the “Transaction Documents”);

WHEREAS, as an inducement to the Buyer to enter into the Purchase Agreement, the Principal Stockholder has agreed to place stock certificates representing an aggregate of 200,000 shares of Common Stock (the “Escrow Shares”), which, on the date of this Agreement, are freely tradable under federal securities laws and may be resold under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), into escrow for the benefit of the Buyer in the event the Company fails to meet certain conditions of the Transaction Documents; and

WHEREAS, the Company, the Principal Stockholder, and the Buyer have requested that the Escrow Agent hold the Escrow Shares on the terms and conditions set forth in this Agreement and the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

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ARTICLE I

TERMS OF THE ESCROW

1.1              Appointment of Escrow Agent. The parties hereby agree to appoint Zabatta Group, LLP as Escrow Agent (the “Escrow Agent”), to act in accordance with the terms and conditions set forth in this Agreement, and Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

1.2              Establishment of Escrow Account. Upon the execution of this Agreement, the Principal Stockholders shall deliver to the Escrow Agent the Escrow Shares, along with a stock power executed in blank, signature medallion guaranteed or in other form and substance acceptable for transfer. The Escrow Agent shall hold the Escrow Shares and distribute the same as contemplated by this Agreement.

1.3              Conditions of Delivery of Escrow Shares. The distribution of the Escrow Shares shall be based upon the following conditions (the “Distribution Conditions”):

(a)                The Company fails to deliver Conversion Shares to the Buyer, within seven (7) days of such Conversion Shares being due to the Buyer pursuant to the Transaction Documents (a “Failure to Deliver”); or

(b)               After a Notice of Conversion has been delivered by the Buyer to the Company, the Company had not filed all reports and other materials required to be filed by section 13 or 15(d) of the Securities Exchange Act of 1934, as applicable, during the preceding 12 months, other than Current Reports on Form 8-K (a “Failure to Remain Current”).

1.4              Distribution of the Escrow Shares to the Buyer. In the event of a Distribution Condition, the Buyer shall deliver written instructions to the Escrow Agent informing the Escrow Agent of the Distribution Condition, including reasonable evidence of the occurrence of such Distribution Condition, and instructing the Escrow Shares to issue and deliver the applicable number of Escrow Shares as a result of the occurrence of such Distribution Condition (the “Disbursement Instructions”). Within five (5) business days of receiving the Distribution Instructions, the Escrow Agent shall issue and deliver Escrow Shares to the Company subject to following conditions:

(a)                In the event of a Failure to Deliver, the Escrow Agent shall deliver Escrow Shares to the Buyer in the same number as the Conversion Shares that Company had failed to Deliver to the Buyer at the time of the Disbursement Instructions.

(b)               In the event of a Failure to Remain Current, the Escrow Agent shall deliver the Escrow Shares in lieu of the Restricted Stock that would otherwise be due to the Buyer at such time of the Notice of Conversion (and each of the parties hereto acknowledge that in the event of a Failure to Remain Current, the Escrow Shares may no longer be freely tradable under federal securities laws).

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1.5              Return of the Escrow Shares to the Principal Stockholder. On the earlier to occur of (A) three (3) years and one (1) month after the Effective Closing Date (or if the Effective Closing Date never occurs, three (3) years and one (1) month after the last Closing Date to occur within one (1) year of the Signing Closing Date), or (B) the Escrow Agent receiving reasonable evidence that all of the Company’s obligations under the Debentures have been satisfied in full, the Escrow Agent shall return all Escrow Shares to the Principal Stockholder that it had not delivered to the Buyer as a result of receiving Distribution Instructions. Notwithstanding the foregoing, in the event of a dispute over Distribution Instructions or Escrow Shares, the Escrow Agent may reserve a certain number of Escrow Shares for future delivery to the Buyer pending the resolution of such dispute, and shall return such Escrow Shares to the Principal Stockholder after the resolution of such dispute if the Escrow Shares were not issued to the Buyer.

ARTICLE II

REPRESENTATIONS OF THE PRINCIPAL STOCKHOLDER

2.1              Representations and Warranties. The Principal Stockholders hereby represents and warrants to the Buyer and the Escrow Agent:

(a)                The Principal Stockholder is a corporation duly organized, validly existing and in good standing under the laws of Bahamas and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its assets, including the Escrow Shares, and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The Principal Stockholder has full power, authority and legal right and has taken all action required by law, its certificate of incorporation, by-laws, and other governing documents, or otherwise to authorize the execution and delivery of this Agreement.

(b)               The Principal Stockholder is the record and beneficial owner of the Escrow Shares placed into escrow, and owns the Escrow Shares, free and clear of all pledges, liens, claims and encumbrances, except encumbrances created by this Agreement. There are no restrictions on the ability of the Principal Stockholder to transfer the Escrow Shares, other than transfer restrictions under applicable federal and state securities laws.

(c)                The Escrow Shares have all been held by the Principal Stockholder for over twelve (12) months and, on the date of this Agreement, are currently freely tradable under federal securities law and eligible for resale under Rule 144 of the Securities Act (“Rule 144”), and the Principal Stockholder has not received a stop-order or other similar notice from the Securities Exchange Commission or any state securities agency instructing it not to transfer the Escrow Shares or other securities of the Company. The Principal Stockholder will not take any action at any time that could jeopardize the ability of the Principal Stockholder or any other party to use Rule 144 to resell the Escrow Shares.

(d)               The performance of this Agreement and compliance with the provisions hereof will not violate any provision of any law applicable to the Principal Stockholder and will not conflict with or result in any material breach of any of the terms, conditions or provisions of, or constitute a default under any indenture,

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mortgage, deed of trust or other agreement or instrument binding upon the Principal Stockholder or affecting the Escrow Shares or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of the Principal Stockholder, the creation of which would have a material adverse effect on the business and operations of the Principal Stockholder. No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Principal Stockholder, other than those already obtained. Upon the transfer of the Escrow Shares to the Buyer pursuant to this Agreement, the Buyer will be the record and beneficial owners of all of such shares and have good and valid title to all of such shares, free and clear of all encumbrances.

ARTICLE III

ESCROW AGENT

3.1              The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Principal Stockholders, the Buyer and the Escrow Agent.

3.2              The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud or willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud or willful misconduct.

3.3              The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

3.4              The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud or willful misconduct.

3.5              The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary to properly advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable

47

compensation therefor which shall be paid by the Escrow Agent. The Escrow Agent has acted as legal counsel for the Buyer. The Company, the Buyer, and the Principal Stockholder each consent to the Escrow Agent in such capacity as legal counsel for the Company and waive any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company, the Buyer, and the Principal Stockholder each understand that the Escrow Agent is relying explicitly on the foregoing provision in entering into this Escrow Agreement.

3.6              The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving 45 days’ prior written notice to the Company, the Buyer, and the Principal Stockholder. In the event of any such resignation, the Buyer and the Company shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any Escrow Shares and other documents held by the Escrow Agent.

3.7              If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall use its best efforts to join in furnishing such instruments.

3.8              It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the Escrow Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the Escrow Shares until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Shares and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York, Borough of Manhattan, in accordance with the applicable procedure therefor.

3.9              The Company and the Principal Stockholder agrees to indemnify, jointly and severally, and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

ARTICLE IV

MISCELLANEOUS

4.1              Waiver. No waiver of, or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein

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contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

4.2              Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4.2), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to Escrow Agent: Zabatta Group, LLP

91 Central Park West, Suite 1H

New York, NY 10023

Fax No.: (866) 466-9016

Attention: Patrick G. Zabatta, Esq.

If to the Company or the Principal Stockholder:

Fuelstream, Inc.

510 Shotgun Road Suite 110

Sunrise, FL 33326

Fax No. ________________

Attention: Russell Adler

With a copy to (which shall not constitute notice):

Kenneth I. Denos

Kenneth I. Denos P.C.

11650 South State Street, Suite 240

Draper, Utah 84 020

(801) 816-2511

Fax: (801) 816-2599

kdenos@denoslaw.com

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If to the Purchaser Representative:

Peak One Opportunity Fund, L.P.

100 South Pointe Drive, Suite 2807

Miami Beach, FL 33139

Fax No. 305-531-2287

Attention: Jason Goldstein

With a copy to (which shall not constitute notice):

Anslow & Jaclin, LLP

195 Route 9 South, Suite 204

Manalapan, NJ 07726

Attention: Gregg E. Jaclin, Esq.

Fax No.: (732) 577-1188

or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

4.3              Successors and Assigns. This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

4.4              Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter. This Escrow Agreement may not be modified, changed, supplemented, amended or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

4.5              Headings. The section headings contained in this Agreement are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

4.6              Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 2nd day of October 2012.

COMPANY:
FUELSTREAM, INC.
By: ______________________________________
Name: Title:

BUYER:
PEAK ONE OPPORTUNITY FUND, L.P.
By: Peak One Investments, LLC, General Partner By: ___________________________________ Name: Jason Goldstein Title: Managing Member
ESCROW AGENT:
ZABATTA GROUP, LLP
By: ______________________________________
Name: Patrick G. Zabatta, Esq. Title:

PRINCIPAL STOCKHOLDER:
SUMMIT TRADING LTD.
By: ______________________________________
Name: Richard J. Fixaris
Title Attorney-in-fact

[Signature Page to Escrow Agreement]

EXHIBIT D

TRANSFER AGENT INSTRUCTION LETTER

510 Shotgun Road, Suite 110, Sunrise Florida 33325

954.423.5345      FAX 954.474.4241      www.thefuelstream.com

September 27, 2012

Colonial Stock Transfer Company, Inc.

66 Exchange Place, Ste 100

Salt Lake City, UT 84111

Attn: Jason Carter

Ladies and Gentlemen:

As you know, Peak One Opportunity Fund, L.P., a Delaware limited partnership (“Peak One”), has entered into certain arrangements with Fuelstream, Inc., a Delaware corporation for which you act as agent (“Fuelstream”).

This Irrevocable Share Reserve Agreement shall serve as the joint authorization and direction of Peak One and Fuelstream (collectively, the “Undersigned”) to you (provided that you are the transfer agent of Fuelstream at such time) to hold in reserve the number of shares equal to three hundred percent (300% of the number of shares of Common Stock issuable upon conversion of the then-outstanding debentures convertible into shares of Common Stock (the “Debentures”) (including accrued interest thereon), that Peak One Purchased from Fuelstream under that certain Securities Purchase Agreement, dated as of October 2, 2012 (the “Securities Purchase Agreement”), as of the Signing Closing Date (as such term is defined in the Securities Purchase Agreement), which on the date hereof is equal to 250,000 shares of common stock, par value $0.0001 per share, of Fuelstream (the “Common Stock”) for issuance to Peak One or its designees.

The Undersigned hereby instruct you, upon conversion of the Debentures in such amounts as specified from time to time by either Fuelstream or Peak One, to issue such shares of Common Stock held in reserve on behalf of Peak One (the “Reserved Shares”) to Peak One or its permitted assigns and in such denominations to be specified by Peak One in connection with each conversion of the Debentures. After Reserved Shares are issued to Peak One, you should reduce the number of Reserved Shares accordingly.

Unless Fuelstream or Peak One instructs you that the Reserved Shares have been registered under the Securities Act of 1933, or if they provide you with a letter from legal counsel that the Reserved Shares are freely tradable under Rule 144 of the Securities Act of 1933, as amended, the Reserved Shares should bear the following restrictive legend upon issuance to Peak One or its permitted assigns:

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THESE SECURITIES (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

The instructions contained in this Irrevocable Share Reserve Agreement shall remain in full force or effect until such time that the Undersigned notifies you that the terms under the Securities Purchase Agreement are fulfilled.

You shall have no liability for relying on the instructions contained herein.

Fuelstream may unilaterally instruct you to increase the number of Reserved Shares. However, you may only decrease the number of Reserved Shares with instructions from both Fuelstream and Peak One (unless such decrease in Reserved Shares is due to an issuance of Reserved Shares pursuant to the conversion of Debentures).

The Undersigned hereby confirm to you that no Instruction other than as contemplated herein will be given to you by the Undersigned with respect to the matters referenced herein. The Undersigned hereby authorize you, and you shall be obligated, to disregard any contrary Instruction received by or on behalf of either of the Undersigned.

It is agreed and understood by all parties that this Irrevocable Share Reserve Agreement may not be modified or amended except upon the written agreement of both (A) Jason Goldstein or another authorized representative of Peak One and (B) Fuelstream.

The Undersigned hereby agree to notify Peak One in the event of any replacement of the Transfer Agent by Fuelstream and further agree that no such replacement shall be effective without the agreement of such successor Transfer Agent to be bound by the provisions of this Irrevocable Share Reserve Agreement.

The Undersigned acknowledge that Peak One is relying on the representations and covenants made by the Undersigned in this Irrevocable Share Reserve Agreement in connection with its business arrangements with Fuelstream. The Undersigned further acknowledge that without such representations and covenants of the Undersigned made in this Irrevocable Share Reserve Agreement, Peak One would not have entered into such arrangements.

The parties hereto specifically acknowledge and agree that in the event of a breach or threatened breach by a party hereto of any provision hereof, Peak One will be irreparably damaged, and that damages at law would be an inadequate remedy if this Irrevocable Share Reserve Agreement were not specifically enforced. Therefore, in the event of a breach or threatened breach by a party hereto, Peak One shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for a specific performance of the provisions of this Irrevocable Share Reserve Agreement.

[Signature Page Follows]

FUELSTREAM, INC.

______________________________

By:

Title:

PEAK ONE OPPORTUNITY FUND, L.P.

_______________________________

By:

Title:

ACKNOWLEDGED AND AGREED:

COLONIAL STOCK TRANSFER COMPANY, INC.

_________________________________

By:

Title:

[Signature Page to Irrevocable Share Reserve Agreement]

EXHIBIT E

FORM OF OPINION OF COUNSEL

K e n n e t h I. D e n o s, P. C.

11650 South State Street

Suite 240

Draper, Utah 84 020

(801) 816-2511

Fax: (801) 816-2599

kdenos@denoslaw.com

October 1, 2012

VIA EMAIL

Mr. Jason Goldstein

Peak One Opportunity Fund, L.P.

100 South Pointe Drive, Suite 2807

Miami Beach, FL 33139

Facsimile: (305) 531-2287

jgoldstein@peakoneinvestments.com

Re: Securities Purchase Agreement

Ladies and Gentlemen:

We have acted as counsel to Fuelstream, Inc. (the "Company"), a Delaware corporation, in connection with the transactions under (i) the Securities Purchase Agreement by and among the party named therein as a “Buyer” (the “Buyer”) and the Company, dated as of October 1, 2012 (the "Securities Purchase Agreement"), (ii) the Registration Rights Agreement between the Buyer and the Company, dated as of October 1, 2012 (the “Registration Rights Agreement”), the Escrow Agreement among the Company, the Buyer, and the Escrow Agent (as defined in the Escrow Agreement), dated as of October 1, 2012 (the “Escrow Agreement”), and (iv) the Company’s Convertible Debentures to be issued from time-to-time pursuant to the Securities Purchase Agreement (the "Debentures”), and, together with the Securities Purchase Agreement, the Registration Rights Agreement, the Escrow Agreement, and the Debentures, the "Transaction Documents"). This opinion is furnished to you pursuant to Section 9 of the Securities Purchase Agreement. All capitalized terms used herein have the meanings defined for them in the Securities Purchase Agreement unless otherwise defined herein.

As counsel to the Company, we have examined originals or copies of such corporate records of the Company, certificates of public officials and such other documents as we have deemed necessary for the purpose of rendering this opinion letter.

In rendering the opinions expressed below, we have assumed (i) the valid existence in the jurisdiction of its organization of each party to the Transaction Documents other than the Company, (ii) the due authorization, execution and delivery of the Transaction Documents by the parties thereto other than the Company, (iii) the power and authority of each party to the Transaction Documents, other than the Company, to execute, deliver and perform the same without violating its certificate of incorporation or bylaws or any other organizational or governing documents or any law or governmental rule or regulation applicable to it, (iv) that the execution, delivery and performance of the Transaction Documents by each party thereto, other than the Company, will

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not conflict with, constitute a default under or result in a breach of any requirement of law or any contractual obligation of any such party, (v) the genuineness of all signatures and the authority of all Persons signing each of the Transaction Documents on behalf of the parties thereto other than the Company, and (iv) the authenticity of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies.

As to certain factual matters, we have, to the extent deemed appropriate by us, relied upon certificates of officers of the Company and the Buyer (including, without limitation, all certificates delivered by them in connection with the Securities Purchase Agreement) and the representations and warranties of the Company and the Buyer contained in the Transaction Documents (including the Schedules and Exhibits thereto), and we have not independently verified the information contained in such certificates or the Transaction Documents.

As used herein, "to our knowledge" means the conscious awareness (without any independent investigation) of facts or other information by any lawyer in our Firm actively involved in the negotiation of the transactions described herein. The term "to our knowledge" specifically excludes all factual matters that would be known to us by constructive, implied or imputed knowledge.

Based upon the foregoing and subject to the qualifications hereinafter set forth, we are of the opinion that:

1.	The Company is a corporation organized and existing under the laws of the State of Delaware and its status is active. The Company has the corporate ability to conduct its business and, to our knowledge, is qualified as a foreign corporation or limited liability company, as the case may be, to do business and is in good standing in the state of its organization and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.
2.	The Company has the corporate power to perform its obligations under the Transaction Documents and to sell, issue and deliver the Debentures and the Restricted Stock. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been authorized by all necessary corporate action. Each of the Transaction Documents has been executed and delivered by the Company, and each of the Transaction Documents constitutes valid and binding obligations of the Company enforceable against the Company under the law of New York and the federal law of the United States.
3.	The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the sale, issuance and delivery of the Debentures and the Restricted Stock, do not to our knowledge (i) result in a violation of the Company's Articles of Incorporation, as amended (the "Articles”) or By-Laws; (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party; or (iii) result in a violation of any federal or state law, rule or regulation applicable to the Company or by which any property or asset of the Company is bound or affected, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect.
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4.	Assuming the accuracy of the Buyer's representations and warranties under Section 2 of the Securities Purchase Agreement, the purchase and sale of the Debentures and Restricted Stock pursuant to the Transaction Documents is exempt from registration under the Securities Act of 1933 (as amended), pursuant to Section 4(2) thereof.
5.	To our knowledge, there are no claims, actions, suits, proceedings or investigations that are pending against the Company which could reasonably be expected to have a Material Adverse Effect.
6.	The Restricted Stock is, and, upon conversion of the Debenture in accordance with the terms therein, the Common Stock to be issued thereunder will be, duly authorized, issued and fully paid, non-assessable shares of the Company.
7.	The authorized capital stock of the Company is 50,000,200 shares of capital stock, of which (i) 200 are shares of Preferred Stock, par value $0.0001 per share, of which 200 shares are issued and outstanding and (ii) 50,000,000 shares of Common Stock, par value par value $0.0001 per share, of which 12,921,297 shares (excluding the Restricted Stock) are issued and outstanding.

Our opinions expressed herein are qualified as follows:

A.       The opinions expressed herein are qualified to the extent that the validity, binding effect and enforceability against the Company of its obligations under the Transaction Documents may be limited or otherwise afforded by the unenforceability, under certain circumstances, of provisions indemnifying, or prospectively releasing, a party against liability for its own wrongful or negligent acts or where a release or indemnification provision is contrary to public policy.

B.        Our opinions concerning the validity, binding effect and enforceability against the Company of its obligations under the Transaction Documents mean that (i) the Transaction Documents constitute an effective contract under applicable law, (ii) the Transaction Documents are not invalid in their entirety because of a specific statutory prohibition or public policy and are not subject in their entirety to a contractual defense, and (iii) some remedy is available if the Company is in material default under the Transaction Documents. Our opinions herein on the enforceability of the Company's obligations under the Transaction Documents are qualified to the extent that: (iv) the availability of any specific remedy provided therein and any other equitable remedies, including without limitation specific performance, is subject to the exercise of judicial discretion in accordance with general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (v) the enforceability of any agreement or obligation of the Company may be limited by (x) bankruptcy, rehabilitation, liquidation, conservation, dissolution, insolvency, reorganization, moratorium, fraudulent conveyance, receivership or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including without limitation, (1) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (2) concepts of materiality, commercial reasonableness, conscionability, good faith and fair dealing.

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C.       We express no opinion herein as to the applicability to the obligations of the Company (or the enforceability thereof) of Section 548 of the U.S. Bankruptcy Code or any other provision of law relating to fraudulent transfers, conveyances and obligations.

We express no opinion herein as to laws of any jurisdiction other than the law of the State of New York, the corporate law of the State of Delaware and the Federal law of the United States. In rendering this opinion, we assume that the law of New York is identical to the law of Delaware in all respects.

The opinions contained herein are limited to those matters expressly covered by numbered paragraphs (1) through (7) above; no opinion is to be implied in respect of any other matter. The opinions set forth in numbered paragraphs (1) through (7) are as of the date hereof and we disclaim any undertaking to update this letter or otherwise advise you as to any changes of law or fact which may hereafter be brought to our attention.

This letter and the opinions contained herein are furnished by us as counsel to the Company in connection with the transactions described above and are solely for your benefit and are not to be made available to or relied upon in any manner by any other Person, firm, or entity or for any other purpose without our prior written consent.

Very truly yours,

KENNETH I. DENOS, P.C.

________________________

Kenneth I. Denos, Esq.

President